UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2006

CLEAR CHOICE FINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-120428	33-1080880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3231 S. Country Club Way, Suite 102, Tempe, Arizona 85282
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 820-9766

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The discussion contained in Item 2.01 of this Form 8-K is incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 19, 2006, Clear Choice Financial, Inc. (the “Company”) announced the completion of the acquisition of Allstate Home Loans, Inc. (“Allstate”) by the Company’s wholly-owned subsidiary, Bay Capital Corp. The assets acquired from Allstate include, in principal part, all future mortgage loan production, office inventories, furniture, fixtures and equipment and computer hardware and software. Pursuant to the terms of the Asset Purchase Agreement, the Company paid $200,000 in cash and issued 600,000 shares of its common stock to Allstate. In addition, Allstate is entitled to up to another 400,000 shares of Company common stock, subject to the achievement of certain milestones relating to future mortgage loan production.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

On July 20, 2006, the Company issued a press release announcing the completion of the acquisition of the Allstate assets. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

The discussion contained in Item 2.01 of this Form 8-K is incorporated by reference.

In addition to the shares of the Company’s common stock issued to Allstate, as described in Item 2.01 above, the Company also issued 865,151 shares of its common stock to Ben Lyons, Sherry Lyons and Stewart Sachs in connection with the Company’s acquisition of all of the outstanding capital stock of Bay Capital Corporation as more fully described in the Company’s Current Report on Form 8-K, filed on June 6, 2006.

The Company issued and sold the shares of common stock to “accredited investors” in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by the provisions of Section 4(2) of the Act and/or Rule 506 of Regulation D because the offer and sale did not involve a public offering. In its determination of an exemption, the Company relied on representations of the recipients of the common stock that such recipients were “accredited investors,” as that term is defined in Rule 501 of Regulation D, and such other representations as are customarily provided.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 18, 2006, the Board of Directors of the Company appointed to its Board of Directors Chad Mooney, Andrew J. Formato, and Larry D. Eiteljorg. Their appointment increases the size of the Board from two to five. Mr. Mooney will serve on the Audit, Compensation and Nominating and Corporate Governance Committees, Mr. Formato will serve on the Audit and Compensation Committees, and Mr. Eiteljorg will serve on the Audit and Nominating and Corporate Governance Committees. Each of the new directors will serve on the Board until the next annual meeting of shareholders at which time they are each expected to be nominated for a new one-year term. There were no arrangements or understandings between the new directors and any other persons pursuant to which the directors were selected.

In addition to his appointment to the Company’s Board of Directors, Mr. Mooney was also appointed, effective July 20, 2006, to act as the Company’s Chief Executive Officer.

The following biographical information is provided for each of the new directors:

Chad Mooney. Since March of 2006 to the present, Mr. Mooney acted as a self-employed advisor and consultant. From 2004 until March 2006, Mr. Mooney acted as the Director of Investments at Wachovia Securities. Prior to joining Wachovia, he was Director of Investments with Smith Barney from 1990 to 2004. Mr. Mooney is a Lifetime Associate and Board Member of Pepperdine University in Malibu and is involved with numerous charities and organizations in the San Diego area. Mr. Mooney received a degree in History from Trinity College in Hartford, CT.

Andrew J. Formato. In 2002, Mr. Formato jointed Weeden & Co., a leading securities firm based in Greenwich, CT, where he presently acts as a Managing Director and also serves on the Senior Management Committee. From 2000 until the time he joined Weeden & Co., Mr. Formato acted as the co-head of OTC sales trading at Canadian Imperial Bank Corp. From 1996 until 2000, he worked as a senior sales trader for Sanford C. Bernstein and prior to that time as an institutional sales trader at Smith Barney. Mr. Formato is involved in various local charities and committees. He serves on the board of the New York Athletic Club as well as M.I.N.T., a local children’s charity. Mr. Formato received a degree in economics from Trinity College in Hartford, CT.

Larry D. Eiteljorg. Mr. Eiteljorg is currently the President and CEO of Reliant Window, Century One Builders and Aegis Window and Door, a privately held affiliated group of specialty construction contractors and window manufacturers improving homes in the Southwest since 1984. Prior to 1984, Mr. Eiteljorg was a home builder in Kansas City, Missouri. From 1998 to 1999, Mr. Eiteljorg was the CEO of Aegis Funding and Mortgage, a privately held Colorado corporation offering prime and sub-prime loans. Since 1992, Mr. Eiteljorg has been working with the mortgage industry to provide secondary financing for home owners. Mr. Eiteljorg studied at the University of Colorado.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required pursuant to Rule 3-05 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than September 28, 2006.

(b)	Pro Forma Financial Information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than September 28, 2006.

(d)	Exhibits.
Exhibit No.	Exhibit
2.1	Asset Purchase Agreement, dated July 19, 2006
99.1	Press Release Announcing Acquisition of Allstates Assets, dated July 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2006	CLEAR CHOICE FINANCIAL, INC.
By: /s/ Darren Dierich

Darren Dierich

Chief Financial Officer

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